EXHIBIT 10.28

                            STOCK PURCHASE AGREEMENT

                                  by and among

                          APPLICATIONSTATION.COM, INC.
                                  (as "Seller")

                                       and

                             CHELL GROUP CORPORATION

                                 CHELL.COM LTD.

                            ESUPPLIES (ALBERTA) LTD.

                                 B.O.T.B. CORP.

                                  CAMERON CHELL
                                (as the "Buyers")

                                January ___, 2001

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                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (the "Agreement") is made and entered into as of January __, 2001, by and among ApplicationStation.com, Inc., a Delaware corporation (the "Seller"), and Chell Group Corporation ("CGC"), a New York corporation, Chell.com Ltd. ("Chell.com") an Alberta corporation, eSupplies (Alberta) Ltd., ("eSupplies"), an Alberta corporation, B.O.T.B. Corp. ("BOTB"), an Alberta corporation and Cameron Chell ("Chell"), a resident of Alberta (CGC, Chell.com, eSupplies, BOTB and Chell being hereinafter referred to, individually, as a "Buyer" and, collectively, as the "Buyers").

                              W I T N E S S E T H:

      WHEREAS, Seller desires to issue equity of the Seller equal to 51% of the outstanding capital equity of Seller;

      WHEREAS, the Buyers desire to purchase those shares from the Seller and the Seller has agreed to sell those shares to the Buyers on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

      1.1 Transfer of Seller Shares. Pursuant to the terms of this Agreement, on the Closing Date (as hereinafter defined) the Seller will issue to the Buyers 49,311,276 shares of common stock of Seller, par value $0.01 per share (the "Seller Shares") as follows to:

            Chell.com         26,951,416 shares

            CGC               12,327,819 shares

            eSupplies          5,438,744 shares

            BOTB               3,021,524 shares

            Chell              1,571,773 shares

      1.2 Consideration. On the terms and subject to the conditions of this Agreement, on the Closing Date, the Buyers will purchase the Seller Shares in consideration for $4,080,000 (the "Purchase Price"), to be paid as set forth in
Section 1.3.

      1.3 Payment of Purchase Price. The Buyers shall pay the Purchase Price as follows:

            (a) $3,080,000, allocated as follows, shall be paid in accordance with Section 1.3(c):

                  Chell.com               $1,229,952

                  CGC                      1,020,000

                  eSupplies                  450,000

                  BOTB                       250,000

                  Chell                      130,048

            (b) by December 31, 2001, a number of shares of the common stock of a publicly traded corporation that are listed on the National Association of Securities Dealers Automated Quotation (NASDAQ), the New York Stock Exchange, the American Mercantile Exchange, or the Toronto Stock Exchange, acceptable to the Seller, which are owned by Chell.com on the date of transfer, equal to (i) $1,000,000 divided by (ii) the average closing price of those shares on the market upon which they trade as reported on Bloomberg, for the ten (10) consecutive trading days prior to the date of transfer (the "Buyer Shares"). If, in accordance with the terms of the preceding sentence, the Seller would be entitled to receive a fractional share, then an amount equal to such fractional share multiplied by the share price calculated in clause (ii) above, shall be paid by Chell.com to the Seller in cash and no such fractional share shall be issued by the Buyers.

            (c) Seller acknowledges receipt of the following sums previously paid to Seller as a deposit on the Purchase Price:

                  CGC                       600,000

                  eSupplies                 450,000

                  BOTB                      250,000

                  Chell                     130,048

The remaining $1,649,952 of the Purchase Price shall be paid to Seller by delivery at Closing of a promissory note executed by Chell.com in favor of Seller and a promissory note executed by CGC in favor of Seller in the forms attached hereto as Exhibit A and Exhibit B, respectively (the "Notes"). The first payment due to Seller from Chell.com and CGC under the Notes is $250,000, which shall be paid on the Closing Date.

                                    ARTICLE 2
                                     CLOSING

      2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE 6, the closing (the "Closing") of the acquisition of the Seller Shares contemplated hereby shall be held at the offices of Morrison Brown Sosnovitch, One Toronto Street, Toronto, Ontario, Canada on the thirtieth (30th) business day after the date of this Agreement commencing


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at 9:00 a.m., local time or at such other place or time as may be mutually agreed upon by the parties hereto. The "Closing Date," as referred to herein, shall mean the date of the Closing.

      2.2 Deliveries at the Closing. At or before the Closing:

            (a) Seller will deliver, or cause to be delivered, to the Buyer:

                  (i)   certificates representing all of the Seller Shares;

                  (ii)  the Notes;

                  (iii) an executed Voting Agreement in the form attached hereto as Exhibit C (the "Voting Agreement");

                  (iv)  the officers' certificate referred to in Section 6.1(a);

                  (v) the opinion of Seller's counsel referred to in Section 6.1(b); and

                  (vi) all the other documents, certificates and other instruments required to be delivered or caused to be delivered by the Seller pursuant hereto;

            (b) Buyers will deliver, or cause to be delivered, to the Seller:

                  (i)   the Notes;

                  (ii)  an executed copy of the Voting Agreement;

                  (iii) the officers' certificate referred to in Section 6.2(a);

                  (iv) the opinion of each Buyer's counsel referred to in Sections 6.2(b) and 6.2(c); and

                  (v) all the other documents, certificates and other instruments required to be delivered or caused to be delivered by the Buyer pursuant hereto.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Buyers that as of the date hereof and as of the Closing Date:

      3.1 Organization and Existence. The Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Seller has full corporate power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. The Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in the states in which the character of the properties and assets now owned or


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held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Seller or adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement. True and correct copies of the Certificate of Incorporation and by-laws of the Seller, in effect as of the date of this Agreement, have been delivered to Buyers by the Seller.

      3.2 Capitalization of the Seller.

            (a) The authorized capital stock of the Seller as of the date of this Agreement consists of 100,000,000 shares of common stock, $0.01 par value per share, of which (i) 38,457,500 shares are issued and outstanding, fully paid and nonassessable, and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. At Closing, the authorized capital stock of the Seller shall be 150,000,000 shares of common stock, $0.01 par value per share, and the outstanding equity of the Seller, giving effect to all options, warrants or other rights to purchase shares of the Seller's common stock, shall be held by the persons and in the amounts as set forth in Schedule 3.2(a).

            (b) Upon issuance of the Seller Shares at Closing and upon receipt of the consideration set forth herein, the Seller Shares shall be validly issued, fully paid and nonassessable and free of any preemptive rights.

            (c) Except as set forth on Schedule 3.2(c), there are no outstanding subscriptions, options, convertible securities, warrants, calls, rights or agreements or commitments of any kind (issued or granted by, or binding upon, the Seller) to purchase or otherwise acquire any security of or equity interest in the Seller. The Seller has the full legal right to issue the Seller Shares to the Buyers and will, upon delivery of the Seller Shares to the Buyers pursuant to the terms hereof, transfer to the Buyers good and valid title to the Seller Shares free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreements and calls and commitments of every kind affecting the Seller Shares.

      3.3 Subsidiaries.

            (a) Set forth on Schedule 3.3 is a true and correct list of (i) the Seller's direct or indirect investment or interest in or control over any other corporation, partnership, joint venture, limited liability company or other business entity, whether incorporated or unincorporated (the "Subsidiaries"),
(ii) the jurisdiction of incorporation or formation for each of the Subsidiaries, and (iii) each foreign jurisdiction where each of the Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership, as applicable.

            (b) Each of the Subsidiaries is an entity validly existing and in good standing under the laws of the State in which it was formed and has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. Each of the Subsidiaries is duly qualified and in good standing in the states in which the character of the


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properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Seller and the Subsidiaries, taken as a whole, or on the ability of the Seller to consummate the transactions contemplated by this Agreement (a "Seller Material Adverse Effect"). Other than the Subsidiaries, the Seller has no direct or indirect investment or interest in or control over any other corporation, partnership, joint venture, limited liability company or other business entity, whether incorporated or unincorporated. There are no outstanding subscriptions, options, convertible securities, warrants, calls, rights, or agreements or commitments of any kind (issued or granted by, or binding upon, the Seller or the Subsidiaries) to purchase or otherwise acquire any security of or equity interest in any of the Subsidiaries. The capital interests in all Subsidiaries are free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreement and calls and commitments of every kind affecting the Subsidiary (other than such that may be contained in an applicable partnership agreement for a Subsidiary with respect to a partnership interest in that Subsidiary) and the holders thereof have good and valid title to such interests.

            (c) True and correct copies of the organizational documents of the Subsidiaries, in effect as of the date of this Agreement, have been furnished by the Seller to the Buyers.

      3.4 Authority and Approval. The Seller has the corporate power and authority to execute and deliver the Constituent Documents (as hereinafter defined), to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery by the Seller of the Constituent Documents, the performance by the Seller of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action of Seller. The Constituent Documents constitute the valid and binding obligation of the Seller enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      3.5 No Conflict. Except as set forth in Schedule 3.5 hereto, this Agreement and the execution and delivery hereof by the Seller do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

            (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Seller or the Subsidiaries;

            (b) violate any provision of, or require any consent, authorization or approval under, any law, statute, ordinance, rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Seller or the Subsidiaries, except for those which in the aggregate would not reasonably be expected to have a Seller Material Adverse Effect;


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            (c) conflict with, result in a breach of, constitute a default under
(whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by or any remedies or any rights of termination or cancellation or the loss of benefits or change in the rights or obligations of any party, or require any consent, authorization or approval under any indenture, mortgage or lien, or, any Contract, Permit, Lease or other instrument to which the Seller or any of the Subsidiaries is a party or by which any of them is bound or to which any property of the Seller or any of the Subsidiaries is subject, except for those which in the aggregate would not reasonably be expected to have a Seller Material Adverse Effect; or

            (d) result in the creation of any lien, charge or encumbrance on the Seller Shares or the assets of the Seller or its Subsidiaries under any indenture, mortgage, lien, Lease or Contract.

      3.6 Laws and Regulations; Litigation.

            (a) Except as set forth in Schedule 3.6(a) and except for those violations which would not reasonably be expected to have a Seller Material Adverse Effect, the Seller and its Subsidiaries are not, to the knowledge of the Seller, in violation of or in default under any law, statute, ordinance, rule or regulation (not including any Environmental Laws (as hereinafter defined) that are the subject of Section 3.18), or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Authority") applicable to them.

            (b) Except to the extent set forth in Schedule 3.6(b) and for those violations which would not reasonably be expected to have a Seller Material Adverse Effect, as of the date hereof, there are no claims, fines, actions, suits, demands, investigations or proceedings pending or, to the knowledge of the Seller, threatened in writing against or affecting the Seller or its Subsidiaries, at law or in equity, or before or by any Governmental Authorities having jurisdiction over the Seller and its Subsidiaries.

      3.7 No Default. Except as set forth in Schedule 3.7, the Seller and its Subsidiaries are not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound, (ii) any judgment, order, award, writ, decree or injunction of any Governmental Authority, or (iii) any other material agreement, except for such defaults and conditions that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

      3.8 Licenses. Set forth on Schedule 3.8 is a list of all licenses, sublicenses, franchises, permits, certificates to which the Seller is a party. The Seller and the Subsidiaries hold all valid and enforceable licenses, sublicenses, franchises, permits, certificates and other authorizations necessary for the lawful conduct of their respective businesses, except for which the failure to hold would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. Seller represents and warrants that the transfer of 51% of the outstanding capital equity to Buyer will not invalidate or change the enforceability or use of these licenses, franchises, permits, certificates and other authorizations, nor will the transfer give


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rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit or any additional or increased fee or cost.

      3.9 Patents, Trademarks, Etc. Set forth on Schedule 3.9 is a list of all the Seller's software, hardware, patents, trademarks, copyrights, service marks, domain names, business names, trade names, tools and services currently published, offered or under development by the Seller, and any applications, registrations, or renewal rights for any of the foregoing (collectively, the "Intellectual Property"). The Seller and its Subsidiaries own the Intellectual Property set forth on Schedule 3.9 or have the right to use, free and clear of any claims or rights of others, including without limitation rights to make, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute, transmit, display and perform in public, license, sublicense, rent, lease, assign, and sell, all of the Intellectual Property set forth on Schedule 3.9 and any trade secrets, know-how, processes, designs, and other technology and information utilized in or incident to its business in all geographic locations and fields of use without infringing or violating any patent, trademark, copyright, service mark, trade name, domain name, or any other right of any other person, except for instances in which such failure to own or have the right to use the rights set forth above would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. No claims (i) challenging the validity, effectiveness, or ownership by the Seller of any Intellectual Property or (ii) to the effect that the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights by the Seller infringes or will infringe on any intellectual property or other proprietary right of any other person have been asserted against the Seller or, to the knowledge of the Seller, are threatened by any person nor are there, to the knowledge of the Seller, any valid grounds for any bona fide claim of any such kind. All granted and issued patents, all registered trademarks and all copyright registrations owned by the Seller are valid, enforceable and subsisting. To the knowledge of the Seller, there is no unauthorized use, infringement, or misappropriation of any Intellectual Property by any third party, employee, or former employee.

      3.10 Financial Statements. Attached hereto as Schedule 3.10 are true and correct copies of the consolidated balance sheets of the Seller as of December 31, 2000 (the "Balance Sheet Date"), together with the consolidated statements of income and cash flow for the Seller (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Seller and fairly present in all material respects, in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as noted therein, and except, in the case of unaudited interim financial statements, for normal year end adjustments), the financial condition of the Seller as and at the respective dates and the results of its operations for the period covered thereby.

      3.11 No Adverse Changes. Except as disclosed in Schedule 3.11 and for actions or items required or allowed under ARTICLE 5 of this Agreement, since the Balance Sheet Date, there have been no material adverse changes in (a) the assets, liabilities or financial condition of the Seller and its Subsidiaries, taken as a whole, from that set forth in the balance sheets identified in
Section 3.9 (the "Balance Sheet") or (b) the business, financial condition, prospects, or results of operations of the Seller and its Subsidiaries, taken as a whole. There have been no resignations of any key employees from August 1, 2000 to present.


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      3.12 Liabilities. Except as set forth on Schedule 3.12 or as otherwise set forth on the Balance Sheet and reflected in the notes thereto, neither the Seller nor its Subsidiaries have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) that would individually or in the aggregate reasonably be expected to have a Seller Material Adverse Effect, other than contractual liabilities incurred in the ordinary course of business which are not required to be disclosed on the Balance Sheet under GAAP and other than normal and ordinary liabilities which have arisen after the Balance Sheet Date in the ordinary course of business, consistent with past practices.

      3.13 Taxes. Except as set forth in Schedule 3.13 or as would not reasonably be expected to have a Seller Material Adverse Effect: (a) all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties (collectively, "Returns") required to be filed by or on behalf of the Seller and its Subsidiaries, have been duly filed on a timely basis (taking into account all extensions of due dates) and such Returns are true, complete and correct; (b) all Taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing (collectively, "Taxes") shown payable on such Returns have been paid in full on a timely basis and no other Taxes are payable by the Seller and its Subsidiaries, with respect to items or periods covered by such Returns; (c) the Seller and its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party; (d) there are no liens on any of the assets of the Seller and its Subsidiaries, with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Seller and its Subsidiaries are contesting in good faith through appropriate proceedings and for which appropriate reserves have been established; (e) there are no outstanding agreements or waivers by or with respect to the Seller or to the knowledge of the Seller, the Subsidiaries, extending the period for assessment or collection of any Taxes; (f) there is no pending action, proceeding or investigation for assessment or collection of Taxes with respect to the Seller and its Subsidiaries; and (g) the Seller has no knowledge of any claim, contingent liability or other outstanding obligation for Taxes related to the Seller or the Subsidiaries.

      3.14 Benefit Plans.

            (a) Definitions:

                  (i) "Code" means the Internal Revenue Code of 1986, as amended.

                  (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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                  (iii) "ERISA Affiliate" means, with respect to any person, any corporation, trade or business which, together with such person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of section 414 of the Code.

            (b) Except as set forth on Schedule 3.14, neither the Seller nor any of its ERISA Affiliates maintains, sponsors, is a party to, participates in, has a commitment to create or has any liability or contingent liability with respect to:

                  (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in sections 3(1) and 3(2), respectively, of ERISA, other than a "multiemployer plan" (as defined in section 3(37) of ERISA);

                  (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

                  (iii) any employment agreement or consulting agreement.

Notwithstanding the foregoing provisions of this paragraph (b), nothing in this paragraph (b) shall require that Schedule 3.14 include any plans, arrangements or agreements unless either (i) the plan, arrangement or agreement has been extended to persons because they have performed or will perform services for the Seller in connection with the Seller's business, or (ii) the Buyers may have any liability or contingent liability with respect to such plan, arrangement or contract on account of the execution of this Agreement or any transactions contemplated by this Agreement.

            (c) A true and correct copy of each of the plans, arrangements, and agreements listed on Schedule 3.14 (referred to hereinafter as "Employee Benefit Plans"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Buyers. In the case of any Employee Benefit Plan which is not in written form, each Buyer has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Buyers, and there have


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been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

            (d) As to all Employee Benefit Plans:

                  (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects in accordance with their terms and with all applicable requirements of law (including, in the case of any Employee Benefit Plan which is an employee pension benefit plan, the requirements of sections 401(a) and 501(a) of the Code), and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

                  (ii) Each Employee Benefit Plan which is an employee pension benefit plan is the subject of a favorable determination letter issued by the Internal Revenue Service ("IRS") with respect to the qualified status of such plan under section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under section 501(a) of the Code; all amendments to any such plan for which the remedial amendment period (within the meaning of section 401(b) of the Code and applicable regulations) has expired are covered by a favorable IRS determination letter; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

                  (iii) None of the assets of any Employee Benefit Plan are
                        invested in employer securities or employer real property.

                  (iv) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the
                        Code) with respect to any Employee Benefit Plan and none of the Seller or any of its ERISA Affiliates has engaged in any prohibited transaction.

                  (v) There have been no acts or omissions by the Seller or any of its ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Seller or any of its Subsidiaries may be liable.

                  (vi) None of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)) or would exceed the amount deductible pursuant to section 162(m) of the Code.


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

                  (vii) There are no actions, suits or claims (other than
                        routine claims for benefits) pending or threatened involving any Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                 (viii) No Employee Benefit Plan is subject to Title IV of
                        ERISA.

                  (ix) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in section 607(i) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or sections 601-608 of ERISA, have been operated in compliance with applicable law, including continuation coverage requirements of section 4980B of the Code and section 601 of ERISA and the portability and nondiscrimination requirements of sections 9801 and 9802 of the Code and sections 701-707 of ERISA, to the extent such requirements are applicable.

                  (x) Except with respect to certain of the employment agreements listed on Schedule 3.14, neither the Seller nor any of its Subsidiaries has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

                  (xi) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of the Seller and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

      3.15 Accurate and Complete Records. The books, ledgers, financial records and other records of the Seller and its Subsidiaries for the period of time since their respective formation:

            (a) are, or will be as of the Closing Date, in the possession of the Seller and its Subsidiaries (or their legal counsel), as applicable;

            (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations and generally accepted standards of practice; and

            (c) are accurate and complete in all material respects and do not contain or reflect any material discrepancies.

      3.16 Brokerage Arrangements. Neither the Seller nor its Subsidiaries have entered into any agreement with any person, firm or corporation that would obligate the Buyers, the Seller or its Subsidiaries to pay any commission, brokerage or "finder's fee" or other fee (other than legal fees) in connection with this Agreement or the transactions contemplated herein.

      3.17 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to knowledge of the Seller, threatened against the Seller or its Subsidiaries.

      3.18 Environmental Matters.

            (a) Definitions. As used in this Agreement:

                  (i) "Environmental Claim" means any and all written administrative, regulatory or judicial actions, suits, demand, demand letters, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, damages, contribution, indemnification, cost recovery, compensation, injunctive relief, cleanup costs, governmental resource costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
      (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location operated, leased or managed by the Seller or the Subsidiaries; or (B) any violation of any Environmental Law; or (C) any and all claims by any third party resulting from the presence or release of any Hazardous Materials.

                  (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transporters or other equipment that contained dielectric fluid containing polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law; and (c) any other chemical material, substances or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which the Seller or the Subsidiaries operate.

            (iv) "Releases" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

            (b) Compliance. The Seller and each of the Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not reasonably be expected to have a Seller Material Adverse Effect. Neither the Seller nor the Subsidiaries has received any written communication that alleges that the Seller or the Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in compliance would not reasonably be expected to have a Seller Material Adverse Effect. To the knowledge of the Seller, neither the Seller nor the Subsidiaries has used any waste disposal site, or otherwise disposed of, or transported, or arranged for the transportation of, any Hazardous Materials to any location in violation of any Environmental Law except where the effect of such violation would not reasonably be expected to have a Seller Material Adverse Effect.

            (c) Environmental Permits. Except as set forth in Schedule 3.18, the Seller and each of the Subsidiaries has obtained or has applied for all environmental, health and safety permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Seller and each of the Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, in each case except where the failure to obtain or be in compliance with such Environmental Permit or the requirement to make any expenditure in connection with such Environmental Permit would not have a Seller Material Adverse Effect.

            (d) Environmental Claims. To the knowledge of the Seller, there is no Environmental Claim pending (i) against the Seller or the Subsidiaries, (ii) against any person or entity whose liability for any Environmental Claim the Seller or the Subsidiaries have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations that the Seller or the Subsidiaries owns, leases or manages, in whole or in part, which, in the case of clauses (i), (ii) and (iii), would reasonably be expected to have, in the aggregate, a Seller Material Adverse Effect.

            (e) Releases. Except as set forth in Schedule 3.18, the Seller has no knowledge of any Releases of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claims against the Seller or the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Seller or the Subsidiaries has retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials, the liability for which would not reasonably be expected to have, in the aggregate, a Seller Material Adverse Effect.

            (f) Predecessors. The Seller has no knowledge, with respect to any predecessor of the Seller or the Subsidiaries of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would reasonably be expected to form the basis of any Environment Claim, that would reasonably be expected to have a Seller Material Adverse Effect.

            (g) Disclosure. With respect to the Seller and the Subsidiaries, the Seller has no knowledge of any material facts that the Seller reasonably believes would form the basis of a Seller Material Adverse Effect arising from
(i) the cost of pollution control equipment currently required or known to be required in the future, or (ii) current remediation costs or remediation costs known to be required in the future.

      3.19 Contracts and Commitments.

            (a) Schedule 3.19 contains a complete and accurate list of all Contracts (including, without limitation, intercompany contracts) of the following categories to which the Seller or its Subsidiaries is a party or by which any of them is bound, as of the date of this Agreement:

                  (i) all employment, personal services, consulting, noncompetition, severance, golden parachute or employee, officer or director indemnification contracts;

                  (ii) all Contracts, Leases, or Permits (other than Environmental Permits) involving yearly rental payments or receipts in excess of $50,000;

                  (iii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor, in excess of $50,000 and all related security agreements or similar agreements associated therewith;

                  (iv) Contracts containing covenants limiting the freedom of the Seller and its Subsidiaries to engage in any line of business or compete with any person or operate at any location, including, without limitation, any preferential rights granted to third parties;

                  (v) any Contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise) of assets with a value in excess of $50,000 or capital stock of the Seller and its Subsidiaries;

                  (vi) Contracts between the Seller or its Subsidiaries, on one hand, and the Seller or any affiliate of the Seller on the other hand;

                  (vii) all Contracts pertaining to the ownership, operation, or maintenance of any and all facilities of the Seller and its Subsidiaries having a term greater than 90 days or a value in excess of $50,000;

                  (viii) any other agreement of the Seller and its Subsidiaries which requires or required payments to be made or received in excess of $50,000 within any twelve (12) month period; and

                  (ix) all Contracts or any other agreement currently in negotiation or proposed by the Seller or its Subsidiaries which, if entered into, would be required to be listed on Schedule 3.19.

            (b) True copies of the written Contracts, and accurate written summaries of the oral Contracts, identified in Schedule 3.19 have been made available to the Buyers. Except as set forth in Schedule 3.19, neither the Seller nor any of the Subsidiaries is and, to the knowledge of Seller, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of) any term, condition or provision of any Contract identified on Schedule 3.19 except for defaults, breaches, violations or events which, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect. Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts identified on Schedule 3.19 constitutes valid, binding and enforceable obligations of the Seller or the Subsidiaries to the extent they are parties thereto and, to the knowledge of the Seller, enforceable obligations of any other party thereto, in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect. No event has occurred which either entitles, or would, upon notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Seller and its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Seller and its Subsidiaries.

      3.20 Property.

            (a) With respect to real and personal property owned or leased by the Seller or its Subsidiaries (other than Easements (as hereinafter defined)) (the "Property"), the Sellers or its Subsidiaries, as the case may be, have good and valid fee or leasehold title, as the case may be, to all such Property, in each case free and clear of all liens, claims, charges, options, encumbrances, mortgages, pledges or security interests ("Liens"), except for Permitted Encumbrances (as hereinafter defined), defects in title or Liens described on
Schedule 3.20 and other defects in title or Liens which, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

            (b) As used in this Agreement, the term "Permitted Encumbrances" means, with respect to or upon any of the property or assets of the Seller or the Subsidiaries, whether owned as of the date hereof or thereafter, any:

                  (i) Liens existing on the date of this Agreement and set forth on any Schedule attached hereto;

                  (ii) Liens incurred and pledges and deposits made in the ordinary course of business in connection with worker's compensation;

                  (iii) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                  (iv) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's, landlords', laborers', suppliers' and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or delinquent or which are being contested in good faith by appropriate proceedings as to which the Seller or any of the Subsidiaries, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves;

                  (v) Liens securing the payment of Taxes, either not yet due or delinquent or being contested in good faith by appropriate legal or administrative proceedings and as to which the Seller or any of the Subsidiaries, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves;

                  (vi) zoning restrictions, easements, licenses, rights of way, declarations, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or other title matters (and with respect to leasehold interests, mortgages, obligations and Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee); and

                  (vii) extensions, renewals and replacements of Liens referred to in clauses (i) through (vi) above (provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount greater than the amount of the obligations secured by the original Lien extended, renewed or replaced, none of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the value of the property subject thereto or the use to which such property is presently put);

provided, that in each case referred to in clauses (i) through (vii) above, such Liens do not present current financial obligations or liabilities not reflected in the Financial Statements.

      3.21 Insurance. Set forth on Schedule 3.21 is a list of all insurance policies maintained by the Seller and each of the Subsidiaries. The Seller and each of the Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the businesses conducted by the respective entity. None of the above have received any notice of cancellation or termination with respect to any of the insurance policies set forth on Schedule
3.21. To the knowledge of the Seller, all of the insurance policies set forth on
Schedule 3.21 are valid and enforceable policies in all material respects.

      3.22 Condition of Assets. Except as set forth in Schedule 3.22, to the knowledge of the Seller, the buildings, plant, structures and equipment owned by the Seller and the Subsidiaries are in good working condition and repair (other than due to ordinary wear and tear or to the extent such assets are idled or inactive) and are suitable in all material respects for the purposes for which they are now being used in the conduct of the business of the respective entity, except to the extent that such failure would not reasonably be expected to have a Seller Material Adverse Effect. The buildings, plant, structures and equipment owned by the Seller and the

Subsidiaries are sufficient to conduct the operations of the Seller and the Subsidiaries in the ordinary course of business consistent with past practice of the Seller and the Subsidiaries.

      3.23 Labor Relations. Except as disclosed in Schedule 3.23, neither the Seller nor the Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization involving employees that are currently employed by the Seller or its Subsidiaries ("Employees") and there are no current union representation questions involving Employees nor do the Seller or the Subsidiaries know of any action or proceeding by any labor organization or employee group to organize the Employees. The Seller and the Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, except where the failure to comply would not reasonably be expected to have a Seller Material Adverse Effect. There is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Seller, threatened against or affecting the Seller or the Subsidiaries.

      3.24 Consents and Approvals. No notices, filing with, application of, exemptions by, or consent or approvals of, any Governmental Authority on the part of the Seller or the Subsidiaries is necessary for the consummation of the transactions contemplated by the Agreement.

      3.25 Employee Actions. Except as set forth on Schedule 3.6 or Schedule 3.25, to the knowledge of the Seller, no claim has been made by any third party arising out of any action taken, omission by or inaction of any employee of Seller or any of its Subsidiaries on behalf of the Seller or the Subsidiaries prior to the date hereof.

      3.26 Potential Conflicts of Interest. Except as set forth on Schedule 3.26, no officer, director, or affiliate of the Seller or its Subsidiaries, no child, parent, or spouse (or child or parent of such spouse) of any such officer, director, or affiliate or of any shareholder, and no entity controlled by one or more of the foregoing, nor any shareholder:

            (a) owns, directly or indirectly, any interest in (excepting less than 1% shareholdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee, or consultant of, any person, firm, corporation, or other entity which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, or customer of the Seller or its Subsidiaries;

            (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property the Seller or its Subsidiaries use in the conduct of business; or

            (c) has any cause of action or any other claim whatsoever against, or owes any amount to, the Seller or its Subsidiaries, except for claims in the ordinary course of business for items such as accrued holiday pay, accrued benefits under employee benefit plans, and similar matters.

      3.27 Securities Laws.

            (a) The Seller is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act") and the Buyer Shares to be paid to it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws. The Seller is aware that no federal or state Governmental Authority has made any finding or determination as to the fairness of an investment in the Buyer Shares, nor any recommendation or endorsement with respect thereto. The Seller acknowledges that the offered sale of the Buyer Shares has not been registered under the Securities Act in reliance on an exemption therefrom.

            (b) The Seller has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Buyer Shares and the Seller is capable of bearing the economic risks of such investment.

      3.28 Disclosure. To the knowledge of the Seller, no representation or warranty of the Seller contained in this Agreement, and no statement made by the Seller contained in this Agreement or any Constituent Document furnished or to be furnished by or on behalf of the Seller to the Buyers contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in this Agreement or any Constituent Document.

      3.29 Seller Shares. Seller represents that upon delivery of the Seller Shares at Closing, the Seller Shares shall be validly issued (including issued in compliance with all applicable state and federal securities laws), fully paid and nonassessable and free of any preemptive rights, but will be subject to any restrictions imposed by securities laws and the Voting Agreement. The Seller has full legal right to issue the Seller Shares to the Buyers and will, upon delivery of the Seller Shares to the Buyers pursuant to the terms hereof, transfer to the Buyers good and valid title to the Seller Shares free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreements (except for the Voting Agreement) and calls and commitments of every kind affecting the Seller Shares.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      Each of Chell.com, CGC, eSupplies, BOTB and Chell make the representations and warranties herein on their own behalf and not on behalf of any of the other Buyers. The parties hereto agree that each of the Buyers shall only be liable for representations and warranties made by such Buyer about itself. To the extent that all Buyers are making the same representation or warranty they shall be referred to as the "Buyer" or "the Buyers" and otherwise will be referred to directly. Each Buyer, except where otherwise indicated, hereby represents and warrants to the Seller that as of the date hereof and as of the Closing Date:

      4.1 Organization and Existence. Chell.com is duly incorporated, validly existing and in good standing under the laws of the Province of Alberta. CGC is duly incorporated, validly existing and in good standing under the laws of the State of New York. eSupplies is duly incorporated, validly existing and in good standing under the laws of the Province of Alberta. BOTB is duly incorporated, validly existing and in good standing under the laws of the Province of Alberta. Each Buyer, except for Chell, has full corporate power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. Each Buyer, except for Chell, is duly licensed or qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Buyer and its Subsidiaries, taken as a whole, or adversely affect the ability of such Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect"). True and correct copies of the Certificate of Incorporation and by-laws of each Buyer, except for Chell, in effect as of the date of this Agreement, have been delivered to the Seller by the Buyers.

      4.2 Authority and Approval. Each Buyer, except for Chell, has the corporate power and authority to execute and deliver the Constituent Documents, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery by each Buyer, except for Chell, of the Constituent Documents, the performance by such Buyer of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action of such Buyer. The Constituent Documents constitute the valid and binding obligation of each Buyer enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      4.3 SEC Filings. Except for CGC, no Buyer is required to make any filings pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as set forth on Schedule 4.3, (a) CGC has made all filings required to be made by the Securities Act and the Exchange Act,
(b) all filings by CGC with the Securities and Exchange Commission (the "SEC"), at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, (c) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and (d) all financial statements contained or incorporated by reference therein complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated in the notes thereto), and fairly presented the financial condition and results of operations of the CGC at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

      4.4 Brokerage Arrangements. No Buyer has entered into any agreement with any person, firm or corporation that would obligate the Seller or its Subsidiaries to pay any commission, brokerage or "finder's fee" or other fee in connection with this Agreement or the transactions contemplated herein.

      4.5 Buyer Shares. Chell.com represents that upon delivery of the Buyer Shares at Closing, and upon receipt of the consideration set forth herein, the Buyer Shares shall be validly issued (including issued in compliance with all applicable state and federal securities laws), fully paid and nonassessable and free of any preemptive rights, but will be subject to any restrictions imposed by securities laws. Chell.com has full legal right to issue the Buyer Shares to the Seller and will, upon delivery of the Buyer Shares to Seller pursuant to the terms hereof, transfer to Seller good and valid title to the Buyer Shares free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreements and calls and commitments of every kind affecting the Buyer Shares.

      4.6 Securities Laws.

            (a) Each Buyer is an accredited investor within the meaning of Rule 501(a) under the Securities Act and the Seller Shares to be paid to it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws. Each Buyer is aware that no federal or state Governmental Authority has made any finding or determination as to the fairness of an investment in the Seller Shares, nor any recommendation or endorsement with respect thereto. Each Buyer acknowledges that the offered sale of the Seller Shares has not been registered under the Securities Act in reliance on an exemption therefrom.

            (b) Each Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Seller Shares and each Buyer is capable of bearing the economic risks of such investment.

      4.7 Disclosure. To the knowledge of the Buyers, no representation or warranty of the Buyer contained in this Agreement, and no statement made by any Buyer contained in this Agreement or any Constituent Document furnished or to be furnished by or on behalf of any Buyer to the Seller contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in this Agreement or any Constituent Document.

      4.8 No Conflict. Except as set forth in Schedule 4.8 hereto, this Agreement and the execution and delivery hereof by each Buyer do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

            (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of any Buyer;

            (b) violate any provision of, or require any consent, authorization or approval under, any law, statute, ordinance, rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to any Buyer, except for those which in the aggregate would not reasonably be expected to have a Buyer Material Adverse Effect (a "Buyer Material Adverse Effect").

      4.9 Laws and Regulations; Litigation. Except to the extent set forth in
Schedule 4.9 and for those violations which would not reasonably be expected to have a Buyer Material Adverse Effect, as of the date hereof, there are no claims, fines, actions, suits, demands, investigations or proceedings pending or, to the knowledge of the Buyers, threatened in writing against or affecting any Buyer, at law or in equity, or before or by any Governmental Authorities having jurisdiction over any Buyer.

                                    ARTICLE 5
                             ADDITIONAL AGREEMENTS,
                        COVENANTS, RIGHTS AND OBLIGATIONS

      5.1 Certain Changes. Other than as set forth on Schedule 5.1, without first obtaining the written consent of the Buyers, from the date hereof until the Closing Date, the Seller covenants that it will not, and the Seller covenants that it shall cause the Subsidiaries not to:

            (a) operate their businesses, except in the usual, regular and ordinary course in all material respects consistent with past practices or make any material change in the conduct of their businesses and operations, or their financial reporting and accounting methods;

            (b) other than in the ordinary course of business consistent with past practices, enter into any Contract or terminate or amend in any material respect any Contract to which the Seller and its Subsidiaries is a party if the value of the Contract is in excess of $50,000;

            (c) declare, set aside or pay any dividends, or make any distributions, in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

            (d) merge into or with or consolidate with any other corporation or acquire any of the business or assets of any corporation, person or other entity;

            (e) make any change in their charter documents, bylaws or equivalent governing instruments;

            (f) purchase any securities of any corporation, person or entity, except short term debt securities of governmental entities and banks, or make any investment in any corporation, partnership, joint venture or other business enterprise;

            (g) increase the indebtedness of, or incur any obligation or liability, direct or indirect, for the Seller and its Subsidiaries, other than the incurrence of liabilities pursuant to existing agreements in the ordinary course of business consistent with past practices;

            (h) sell, lease or otherwise dispose of any of their assets other than (i) the sale of their assets in the ordinary course of business pursuant to existing contracts and (ii) assets with an aggregate value of not more than $50,000;

            (i) purchase, lease or otherwise acquire any property of any kind whatsoever other than (i) in the ordinary course of business consistent with past practices or (ii) property with an aggregate value of not more than $50,000;

            (j) other than in the ordinary course of business consistent with past practices (i) enter into any joint venture, partnership or other similar arrangements; (ii) terminate or amend any Contract, Permit or other material right, (iii) waive, release or assign any material rights or claims, (iv) create any new Liens on the assets and properties of the Seller or the Subsidiaries, and (v) make any loans, advances or capital contributions to, or investments in any other person;

            (k) fail to use reasonable business efforts to renew any material Contract, Permit or Lease to which the Seller or the Subsidiaries is a party on substantially the same terms and conditions;

            (l) implement or adopt any material change in its tax methods, principles or elections;

            (m) enter into any employment agreement not terminable at will or enter into any collective bargaining or labor agreements;

            (n) make any change in any of its present accounting methods and practices, except as required by GAAP;

            (o) increase the compensation or benefits to any Seller's or the Subsidiaries' Employees or the obligations of the Seller and the Subsidiaries in respect thereto, except as may be required by applicable law, rule or regulation or consistent with past practice;

            (p) authorize any capital expenditures except in the ordinary course consistent with past practices;

            (q) enter into any renewal of a contract on terms and conditions, including economic terms, not substantially the same as the pre-existing contract; or

            (r) commit to do any of the foregoing.

      5.2 Operations. Other than as provided in this Agreement, the Seller will, and will cause the Subsidiaries to, from the date hereof until the Closing Date:

            (a) maintain its properties and facilities in as good working order and condition as of the date hereof, ordinary wear and tear excepted;

            (b) use its reasonable business efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with them;

            (c) advise the Buyers promptly in writing of any material change in any document, schedule or other information delivered pursuant to this Agreement;

            (d) file on a timely basis all notices, reports or other filings necessary or required for the continuing operation of the business of the Seller and the Subsidiaries to be filed with or reported to any Governmental Authority wherever located;

            (e) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any Permit, variance or any other approval required by any Governmental Authority necessary or required for the continuing operation of the businesses of the Seller and the Subsidiaries, whether or not such approval would expire before or after the Closing Date;

            (f) not grant any proxy with respect to any equity of the Subsidiaries or deposit any equity of the Subsidiaries into a voting trust or enter into any voting agreement with respect to any equity of the Subsidiaries or enter into any other agreement, contract or other obligation with respect to any equity of the Seller or the Subsidiaries; and

            (g) maintain with financially responsible insurance companies insurance in such amounts and against such risks as are customary for companies engaged in like businesses.

      5.3 Access and Confidentiality. The Seller will afford to the Buyers and their authorized representatives reasonable access to the Seller's and the Subsidiaries' financial, title, tax, corporate and legal materials and operating data and information available as of the date hereof and which becomes available to the Seller at any time prior to the Closing Date, and will furnish to the Buyers such other information as it may reasonably request, unless any such access and disclosure would violate the terms of any agreement to which the Seller and its Subsidiaries is bound or any applicable law or regulation. The Seller will use its reasonable business efforts to secure all requisite consents for the examination by the Buyers and their representatives of all information covered by confidentiality agreements. The Seller will cause the Subsidiaries to allow the Buyers access to and consultation with the lawyers, accountants, and other professionals employed by or used by the Subsidiaries for all purposes under this Agreement. Any such consultation shall occur under circumstances appropriate to maintain intact the attorney-client privilege as to privileged communications and attorney work product. Additionally, the Seller will afford to the Buyers and their authorized representatives reasonable access to the books and records of the Seller insofar as they relate to property, accounting and tax matters of the Seller and the Subsidiaries. Until the Closing Date, the confidentiality of any data or information so acquired shall be maintained by the Buyers and their representatives pursuant to the terms of the confidentiality agreement described in Schedule 5.3, which the Buyers and Seller hereby acknowledge is binding on them. Further, the Seller will afford to the Buyers and their authorized representatives reasonable access from the date hereof until the Closing Date, during normal business hours, to the Seller's and the Subsidiaries' assets and properties; provided that such access shall be at the sole cost, expense and risk of the Buyers.

      5.4 Reporting Requirements. The Seller and the Buyers will duly and timely file all notices and reports required to be filed with all Governmental Authorities in contemplation of the consummation of the transactions described herein.

      5.5 Reasonable Best Efforts.

            (a) The Seller and the Buyers shall use their reasonable best efforts (but without any obligation to make any additional payment or financial accommodation) (i) to obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement and (ii) to ensure that all of the conditions to the obligations of the Buyers and the Seller respectively, contained in Sections 6.1 and 6.2, are satisfied timely.

            (b) The Seller and the Buyers acknowledge that certain actions may be necessary with respect to the matters and actions contemplated by this
Section 5.5 in making notifications and obtaining consents or approvals or other clearances which are material to the consummation of the transactions contemplated hereby, and the Seller and the Buyers agree to take such action as is reasonably necessary to complete such notifications and obtain such consents or approvals or other clearances; provided, however, that nothing in this
Section 5.5 or elsewhere in this Agreement shall require any party hereto to hold separate or make any divestiture of any asset or otherwise agree to, and no consents or approvals or other clearances shall be deemed to be obtained for purposes of this Agreement if such consent or approval or other clearance contains any restriction on their operations or other materially burdensome condition which would in any such case be material to the assets, liabilities or business of the Buyers, the Seller or any of their respective Subsidiaries in order to obtain any consent or approval or other clearance required by this Agreement; provided, further, that it being understood that such reasonable actions shall not include any requirement to offer or grant financial accommodations to any third party or to remain secondarily liable with respect to any liability.

      5.6 Schedules of the Seller. Except for Schedule 3.2(a) and 3.2(c) which the Seller shall deliver to the Buyers on the date of this Agreement, the Seller shall deliver to the Buyers all schedules set forth in this Agreement within ten
(10) business days of this Agreement.

      5.7 Schedules of the Buyers. Except for Schedule 4.3 which CGC shall deliver to the Seller on the date of this Agreement, the Buyers shall deliver to the Sellers all schedules set forth in this Agreement within ten (10) business days of this Agreement.

      5.8 Further Assurances. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to take, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to make effective the transactions contemplated in this Agreement.

      5.9 Registration of Buyer Shares.

            (a) If pursuant to Section 1.3, the Seller receives shares of common stock of CGC as Buyer Shares:

                  (i) CGC shall, if it at any time proposes to register any of its equity securities under the Securities Act, for its own account or for the accounts of security holders other than Seller, on a form which would permit registration of securities for sale to the public, or proposes to register any securities in a so-called "unallocated" or "universal" shelf registration statement, CGC shall, each such time, promptly give the Seller written notice of such intended registration. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. The Seller may, by written response delivered to CGC within 20 days after the giving of any such notice, request that all or a specified part of the Buyer Shares be included in such registration. CGC shall then use its reasonable best efforts to include the Buyer Shares in such registration statement and to cause such registration statement covering all of the Buyer Shares for which the Seller has requested registration to become effective under the Securities Act. CGC shall be under no obligation to complete any offering of its securities it proposes to make under this Section. CGC may postpone or withdraw any registration statement under this Section for any reason without liability to the Seller and without the requirement to continue the registration of the Buyer Shares requested to be included in that registration statement. This Section 5.9 shall not apply to any Buyer Shares when (a) a registration statement with respect to the sale of such Buyer Shares has become effective under the Securities Act and such Buyer Shares have been disposed of in accordance with such registration statement, (ii) such Buyer Shares have been publicly distributed pursuant to an exception form the registration requirements of the Securities Act,
      (iii) such Buyer Shares may then be sold pursuant to subsection (k) of Rule 144, or (iv) such Buyer Shares are able to be sold under Rule 144 in any three-month period without registration under the Securities Act.

                  (ii) In connection with any offering involving an underwriting of securities initiated by CGC as described in (i) above, CGC shall not be required to include any of the Buyer Shares in such underwriting unless Seller accepts the terms of the underwriting as agreed upon between CGC and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize the success of the offering by CGC. If the managing underwriter for the offering shall advise CGC in writing that the total amount of securities requested for inclusion in the offering by CGC's security holders exceeds the amount of securities, other than those to be sold by CGC, that can be successfully offered, then CGC shall be required to include in the offering only that number of securities held by such security holders which the managing underwriter believes will not jeopardize the success of the offering. In such event, the securities so included will be apportioned pro rata among the selling security holders according to the total amount of securities otherwise entitled to be included therein and owned by each selling security holder (or in such other proportion as shall be mutually agreed to by the selling security holders).

                  (iii) CGC shall not be obligated to effect any registration under Section 5.9(a) incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or options or other employee benefit plans.

            (b) The rights of the Seller pursuant to this Section 5.9 shall expire two (2) years after the Closing Date.

            (c) CGC shall bear all expenses in connection with the procedures in this Section 5.9 (including without limitation all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Buyers, blue sky fees and expenses and the expense of any special audit incident to or required by any such registration), other than underwriting discounts, selling commissions, and fees and expenses, if any, of counsel or other advisers to the Seller, which shall be borne by the Seller.

            (d) Indemnification.

                  (i) CGC shall indemnify the Seller, each of its officers, directors and constituent partners, legal counsel for the Seller, with respect to which registration, qualification or compliance of Buyer Shares have been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, constituent partners, legal counsel for such underwriter and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by CGC of any rule or regulation promulgated under the Securities Act applicable to CGC and relating to action or inaction required of CGC in connection with any such registration, qualification or compliance; and CGC will reimburse the Seller, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity contained in this
      Section 5.9(d)(i) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if settlement is effected without the consent of CGC (which consent shall not unreasonably be withheld); and provided, further, that CGC will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to CGC by the Seller, underwriter or controlling person and stated to be for use in connection with the offering of equity securities of CGC. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b), such indemnity agreement shall not inure to the benefit of any underwriter or the Seller, if there is no underwriter, if a copy of the prospectus was not furnished to the person asserting the loss, liability, claim or damage at or before the time such action is required by the Securities Act.

                  (ii) The Seller will indemnify CGC, each of its directors and officers, each legal counsel and independent accountant of CGC, and each underwriter, if any, of CGC's equity securities covered by such a registration statement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Seller of any rule or regulation promulgated under the Securities Act applicable to the Seller and relating to action or inaction required of the Seller in connection with any such registration, qualification or compliance, and will reimburse CGC, its directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in a registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CGC by the Seller and stated to be specifically for use in connection with the offering of securities; provided, however, that the Seller's liability under this Section 5.9(d)(ii) shall not exceed the Seller's proceeds from the offering of its securities made in connection with such registration.

                  (iii) Promptly after receipt by an indemnified party under this Section 5.9(d) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.9(d), notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the indemnifying party and the indemnified party in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 5.9(d), then counsel for such indemnified party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party, and the reasonable fees and expenses of such counsel shall be paid by the indemnifying party.

                  (iv) If the indemnification provided for in this Section 5.9(d) from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by references to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claims; provided, however, that the Seller's liability under this Section 5.9(d)(iv) shall not exceed the Seller's proceeds from the offering of securities made in connection with a registration.

      5.10 Cancellation of eSupplies Promissory Note and Release of Security. On the Closing Date that certain Amended and Restated Promissory Note, dated November 1, 2000, executed by the Seller in favor of eSupplies shall be cancelled and returned to the Seller, and the Seller shall be released of all its obligations thereunder. Within ten (10) days of Closing, eSupplies shall have delivered to the Seller an executed Release of Security in the form mutually agreed upon by eSupplies and the Seller and executed Uniform Commercial Code termination statements terminating of record any financing statements related to that certain Security Agreement, dated November 1, 2000, between the Seller and eSupplies.

      5.11 Certificates Representing Buyer Shares. On the same date Chell.com delivers to the Seller the Buyer Shares pursuant to Section 1.3(b), Chell.com shall deliver to the Seller certificates representing all the Buyer Shares.

      5.12 Purchase Price Default. If Chell.com fails to transfer all or part of the Buyer Shares to the Seller in accordance with Section 1.3(b), Chell.com agrees either (i) to immediately pay the Seller in cash in the amount of any portion of the $1,000,000 not already delivered in Buyer Shares (such Buyer Shares being valued as of the date of transfer) or (ii) to the cancellation of such number of Seller Shares issued to Chell.com pursuant to Section 1.1 equal to (a) any unpaid balance of the $1,000,000 (the paid portion being valued as of the date of transfer) divided by (b) the price per Seller Share of $0.0925456 and to deliver to the Seller the certificates representing such cancelled Seller Shares.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

      6.1 Conditions to the Obligation of the Buyers. The obligation of the Buyers to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the
Buyers:

            (a) the Seller shall have complied in all material respects with the covenants and agreements contained herein and each of the representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except for such failure of representations and warranties to be true and correct (without regard to any qualifications with respect to Seller Material Adverse Effect or knowledge contained therein) that would not be reasonably likely to result in a Seller Material Adverse Effect. The Buyers shall have received a certificate, dated the Closing Date, of an executive officer of the Seller certifying as to the matters specified in this
Section 6.1(a).

            (b) The Buyers shall have received from Smith Helms Mulliss & Moore, L.L.P., counsel to the Seller, an opinion dated the Closing Date, with such qualifications as are reasonably acceptable to the Buyers, to the effect that:

                  (i) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) the Seller is duly qualified or registered as a foreign corporation and in good standing under the laws of Washington; the Seller has the corporate power and authority to own its assets and to transact its businesses as now being conducted;

                  (iii) the Seller has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby; all corporate acts and other proceedings required to be taken by or on the part of the Seller to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been taken;

                  (iv) the Constituent Documents have been duly executed and delivered by the Seller, and constitute the valid and binding obligations of the Seller enforceable in accordance with their terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights, and except that such counsel need not express an opinion as to whether any covenant contained in the Constituent Documents is specifically enforceable);

                  (v) except for such as have been obtained, no authorization, approval or consent of or declaration or filing with any Governmental Authority or regulatory body under the Delaware General Corporation Law, New York law, or the federal laws of the United States of America, that in the experience of such counsel are normally applicable to transactions of the type contemplated by the Constituent Documents, is necessary or required of the Seller in connection with the execution and delivery of the Constituent Documents or the performance by the Seller of its obligations thereunder;

                  (vi) the execution and delivery of the Constituent Documents by the Seller and the performance by the Seller of its obligations thereunder will not (i) violate or conflict with any provision of the charter or bylaws of the Seller, (ii) violate any provision of any constitution, statute or regulation applicable to the Seller, except which would not reasonably be expected to have a Seller Material Adverse Effect,
      (iii) violate or constitute a material default under any provision of, or result in acceleration of any obligation under, or give rise to a right to any party to terminate its obligations under, any material agreement or contract to which the Seller is a party and which is listed on Schedule 3.19 or (iv) to the knowledge of such counsel, violate any provision of any judgment, writ, order or decree listed on Schedule
      3.5 to this Agreement; and

                  (vii) no litigation, investigation or administrative proceeding, known to such counsel, of or before any court, arbitrator or Governmental Authority is pending or threatened against the Seller with respect to the Agreement or the transactions contemplated thereby provided such opinion of counsel is based on a certificate of a duly authorized officer of the Seller.

            (c) All necessary filings with and consents of any Governmental Authority or agency required by the Buyers or the Seller for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a Governmental Authority shall have been instituted or threatened to restrain or prohibit the Buyers' acquisition of the Seller Shares or the Seller's acquisition of the Buyer Shares.

            (d) No suit, action or other proceeding shall be pending in which there is sought any remedy to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith.

            (e) The Seller shall have amended its articles of incorporation to increase its total number of authorized shares of common stock to 150,000,000.

            (f) On or before the Closing Date, the Seller shall have delivered to the Buyers an executed Amendment to Section 5 of the Technology License Agreement dated May 9, 2000, between the Seller and LearningStation.com, in the form satisfactory to the Buyers.

            (g) On or before the Closing Date, the Seller shall have delivered to the Buyers an executed Registration Rights Agreement in the form mutually agreed upon by the Buyers and the Seller.

            (h) Upon receipt of the Schedules set forth in this Agreement in accordance with Section 5.6, the Schedules shall be satisfactory to the Buyers in their sole discretion.

            (i) The Buyers shall have completed all due diligence deemed necessary or appropriate, in their sole discretion, related to the consummation of the transactions contemplated by this Agreement.

      6.2 Conditions to the Obligation of the Seller. The obligation of the Seller to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the
Seller:

            (a) The Buyers shall have complied in all material respects with the covenants and agreements contained herein and each of the representations and warranties contained in this

Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except for such failure of representations and warranties to be true and correct (without regard to any qualifications with respect to Buyer Material Adverse Effect or knowledge contained therein) that would not be reasonably likely to result in a Buyer Material Adverse Effect. The Seller shall have received a certificate, dated the Closing Date, of an executive officer of the corporate Buyers and Chell certifying as to the matters specified in this Section (a).

            (b) The Seller shall have received from counsel to CGC an opinion dated the Closing Date, with such qualifications as are reasonably acceptable to the Seller, to the effect that:

                  (i) CGC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York;

                  (ii) CGC has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby; all corporate acts and other proceedings required to be taken by or on the part of CGC to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been taken;

                  (iii) the Constituent Documents have been duly executed and delivered by CGC, and constitute the valid and binding obligations of CGC enforceable in accordance with their terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights, and except that such counsel need not express an opinion as to whether any covenant contained in the Constituent Documents is specifically enforceable);

                  (iv) except for such as have been obtained, no authorization, approval or consent of or declaration or filing with any Governmental Authority or regulatory body under the New York Law, or the federal laws of the United States of America, that in the experience of such counsel are normally applicable to transactions of the type contemplated by the Constituent Documents, is necessary or required of CGC in connection with the execution and delivery of the Constituent Documents or the performance by CGC of its obligations thereunder;

                  (v) the execution and delivery of the Constituent Documents by CGC and the performance by CGC of its obligations thereunder will not (i) violate or conflict with any provision of the charter or bylaws of CGC,(ii) violate any provision of any constitution, statute or regulation applicable to CGC except which would not reasonably be expected to have a material adverse effect, (iii) violate or constitute a material default under any provision of, or result in acceleration of any obligation under, or give rise to a right to any party to terminate its obligations under, any material agreement or contract to which CGC is a party or (iv) to the knowledge of such counsel after due inquiry, violate any provision of any judgment, writ, order or decree; and

                  (vi) no litigation, investigation or administrative proceeding, known to such counsel after due inquiry, of or before any court, arbitrator or Governmental Authority is pending or threatened against CGC with respect to the Agreement or the transactions contemplated thereby.

            (c) The Seller shall have received from Canadian counsel to eSupplies, BOTB, and Chell.com an opinion dated the Closing Date, with qualifications as are reasonably acceptable to the Seller, to the effect that:

                  (i) eSupplies, BOTB, and Chell.com are duly incorporated, validly existing and in good standing in Alberta and have the corporate power and authority to own their own assets and to transact their business as it is now being transacted;

                  (ii) eSupplies, BOTB, and Chell.com have the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby; all corporate acts and other proceedings required to be taken by or on the part of eSupplies, BOTB, and Chell.com to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been taken;

                  (iii) the Constituent Documents have been duly executed and delivered by eSupplies, BOTB, and Chell.com, and constitute the valid and binding obligations of eSupplies, BOTB, and Chell.com enforceable in accordance with their terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights and except that such counsel need not express an opinion as to whether any covenant contained in the Constituent Documents is specifically enforceable);

                  (iv) except for such as have been obtained, no authorization, approval or consent of or declaration or filing with any Governmental Authority or regulatory body under Canadian law, that in the experience of such counsel are normally applicable to transactions of the type contemplated by the Constituent Documents, is necessary or required of eSupplies, BOTB or Chell.com in connection with the execution and delivery of the Constituent Documents or the performance by eSupplies, BOTB, and Chell.com of their obligations thereunder;

                  (v) the execution and delivery of the Constituent Documents by eSupplies, BOTB, and Chell.com and the performance by eSupplies, BOTB, and Chell.com of their obligations thereunder will not (a) violate or conflict with any provision of the charter or bylaws of eSupplies, BOTB, or Chell.com, (b) violate any securities or transfer laws applicable to eSupplies, BOTB, or Chell.com except which would not reasonably be expected to have a material adverse effect, (c) violate or constitute a material default under any provision of, or result in acceleration of any obligation under, or give rise to a right to any party to terminate its obligations under, any material agreement or contract to which eSupplies, BOTB, or Chell.com is a party, provided such opinion of counsel is based on a certificate of a duly authorized officer of eSupplies, a duly authorized officer of BOTB, and a duly authorized officer of Chell.com or
      (d) to the knowledge of such counsel after due inquiry, violate any provision of any judgment, writ, order or decree, provided such opinion of counsel is based on a certificate of a duly authorized officer of eSupplies, a duly authorized officer of BOTB, and a duly authorized officer of Chell.com; and

                  (vi) no litigation, investigation or administrative proceeding, known to such counsel after due inquiry, of or before any court, arbitrator or Governmental Authority is pending or threatened against eSupplies, BOTB or Chell.com with respect to this Agreement or the transactions contemplated thereby, provided such opinion of counsel is based on a certificate of a duly authorized officer of eSupplies, a duly authorized officer of BOTB, and a duly authorized officer of Chell.com.

            (d) All necessary filings with and consents of any Governmental Authority or agency required by the Buyer or the Seller for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a Governmental Authority shall have been instituted or threatened to restrain or prohibit the Buyer's acquisition of the Seller Shares or the Seller's acquisition of the Buyer Shares.

            (e) No suit, action or other proceeding shall be pending in which there is sought any remedy to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith.

            (f) On or before the Closing Date, Chell.com and CGC shall have delivered to Seller an executed Stock Pledge Agreement in the form mutually agreed upon by Chell.com, CGC, and the Seller.

                                    ARTICLE 7
                           INVESTIGATION; LIMITATIONS

      7.1 Independent Investigation. The Buyers and the Seller acknowledge that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely on the basis of their own independent investigation of the other and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and covenants of the Buyers and the Seller in this Agreement and without affecting or impairing their right to rely thereon, the Buyers and the Seller acknowledge that the other has not made, AND BOTH THE BUYERS AND THE SELLER HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THEMSELVES OR THEIR SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

      7.2 Survival of Representations, Warranties and Indemnification. Notwithstanding any investigation conducted before or after the Closing, the parties shall, subject to any facts or limitations set forth in the Schedules attached hereto or otherwise specifically provided in this Agreement, be entitled to rely upon the representations and warranties set forth herein and the obligations of the parties with respect thereto shall survive the Closing and continue in full force and effect until the second anniversary date of the Closing Date, at which time all representations and warranties set forth in this Agreement and all liabilities of the parties with respect thereto shall terminate, except for claims relating to any other representations or warranties which are asserted in writing on or before the second anniversary date of the Closing Date; provided, however, that the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.13, 3.16, 3.27, 3.28, 3.29, 4.1, 4.4, 4.5, 4.6, 4.7 and 4.8 and all
liabilities of the parties with respect thereto shall not be limited as to time other than by the applicable statute of limitations.

                                    ARTICLE 8
                                   TERMINATION

      8.1 Events of Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written consent of the Buyers and the Seller;

            (b) by either the Buyers or the Seller in writing if the Closing shall not have occurred on or before sixty (60) days after the date specified for such Closing in Section 2.1, provided that as of such date the terminating party is not in default under this Agreement; or

            (c) by either the Buyers or the Seller in writing without prejudice to other rights and remedies which the terminating party or its affiliates may have (provided the terminating party and its affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if the other party or its affiliates shall (i) materially fail to perform its covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breach or have breached any of its representations or warranties contained herein; provided, however, that in the case of clause (i) or (ii), the defaulting party shall have a period of ten (10) days following written notice from the nondefaulting party to cure any breach of this Agreement, if such breach is curable; or

                  (d) by either the Buyers or the Seller in writing, without liability, if there shall be any order, writ, injunction or decree of any Governmental Authority binding on the Buyers or the Seller, which prohibits or restrains any Buyer or the Seller from consummating the transactions contemplated hereby, provided that the Buyers and the Seller shall have used their reasonable best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry by any such Governmental Authority.

      8.2 Effect of Termination. In the event of the termination of this Agreement by a party as provided in Section 8.1 above, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective directors, officers, shareholders or agents, except
(i) as provided in Section 10.1 hereof, (ii) that any such termination shall be without prejudice to the rights of any party hereto arising out of the material breach by any other party of any representation, warranty, covenant or agreement contained in this Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION

      9.1 Indemnification of the Sellers. Each Buyer individually and not jointly, from and after the Closing Date, shall indemnify and hold the Seller and its affiliates, shareholders, directors, officers, employees, agents, representatives and insurers (together with the Seller, the "Seller Parties") harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting alleged or threatened claims from any Governmental Authority or other litigation (collectively, the "Damages"), suffered by the Seller Parties as a result of, caused by, arising out of, or in any way relating to (i) subject to Section 7.2, any breach of a representation or warranty of any Buyer pursuant to the terms of this Agreement or the Constituent Documents or (ii) any nonfulfillment of any material agreement or covenant on the part of the such Buyer under this Agreement or the Constituent Documents.

      9.2 Indemnification of the Buyers. The Seller shall indemnify and hold the Buyers and its affiliates, shareholders, directors, officers, employees, agents, representatives and insurers (together with the Buyers, the "Buyer Parties") harmless from and against any and all Damages suffered by the Buyer Parties as a result of, caused by, arising out of, or in any way relating to subject to
Section 7.2, any breach of a representation or warranty of the Buyer pursuant to the terms of this Agreement or the Constituent Documents or (ii) any nonfulfillment of any material agreement or covenant on the part of the Seller under this Agreement or the Constituent Documents.

      9.3 Demands. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Indemnity Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Indemnity Claim if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Indemnity Claim, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

      9.4 Right to Contest and Defend. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Indemnity Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Indemnity Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Indemnity Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Indemnity Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Indemnity Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefore to the indemnified party.

      9.5 Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.

      9.6 Right to Participate. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including Governmental Authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such persons.

      9.7 Payment of Damages. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all tax benefits and other reimbursements credited to or received by the other party related to the Damages.

      9.8 Limitations on Indemnification.

            (a) To the extent a party hereto is entitled to indemnification for Damages, the indemnified party shall not be liable for those Damages unless the aggregate amount of Damages exceeds, in the aggregate, $50,000 (the "Deductible"), and then only to the extent of any such excess.

            (b) In addition, to the extent the Buyer Parties are entitled to indemnification for Damages pursuant to Section 9.2(i), the Seller shall not be liable for Damages that exceed, in the aggregate, $4,080,000.

            (c) Notwithstanding clause (a) above, any party shall be fully liable for Damages arising out of fraud.

      9.9 Sole Remedy. No party shall have liability under this Agreement, any of the Constituent Documents or the transactions contemplated hereby or thereby except as is provided in ARTICLE 9 of this Agreement. Notwithstanding anything in this Agreement to the contrary, no indemnified party shall seek or be entitled to be indemnified for Damages under this Agreement or with respect to the transactions contemplated by those agreements (except for Damages claimed by a third party) in excess of such indemnified party's actual, direct damages, which shall not include any punitive, special, consequential or extraordinary Damages, or damages relating to lost profits.

      9.10 Express Negligence Rule. THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY. BUYERS AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE. NOTICE IN THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.1 Expenses. Regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

      10.2 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

            If to the Seller, addressed to:

                  ApplicationStation.com, Inc.
                  4350 Cordata Parkway
                  Bellingham, WA  98226
                  Attention:  E. James Pennington
                  Telecopy:   (360) 527-0666

            with a copy to:

                  Emergent Law
                  421 Penman Street
                  Charlotte, North Carolina 28203
                  Attention:  Marcus Lee
                  Telecopy:   (704) 343-7300

            If to any Buyer, addressed to:

                  Chell Corporation
                  630 8th Avenue S.W., Suite 500
                  Calgary, Alberta T2P 1G6
                  Attention:  Don Pagnutti
                  Telecopy:   (403) 303-2380

            with a copy to:

                  Mayer, Brown & Platt
                  700 Louisiana, Suite 3600
                  Houston, Texas 77002
                  Attention:  David L. Ronn
                  Telecopy:   (713) 632-1825

            and

                  Morrison Brown Sosnovitch
                  1 Toronto Street, Suite 910
                  Toronto, Ontario
                  MSC 2V6
                  Attention:  Kevin Gallagher
                  Telecopy:   (416) 368-6068

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

      10.3 No Negotiations. Until the first to occur of the Closing or termination of this Agreement pursuant to the provisions of ARTICLE 8, the Seller shall not initiate or participate in discussions with, or otherwise solicit from, any corporation, business or person any proposals or offers relating to the disposition of any shares of the Seller or the merger or consolidation of the Seller or any of its Subsidiaries with any other person or entity.

      10.4 Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the State of New York without reference to principles of conflicts of law.

      10.5 Public Statements. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other parties, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law.

      10.6 Form of Payment. All payments hereunder shall be made in United States dollars and, unless the parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds on the date such payment is due to such account as the party receiving payment may designate at least three business days prior to the proposed date of payment.

      10.7 Entire Agreement; Amendments and Waivers. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and the schedules hereto, as well as assignments, bills of sale and stock powers delivered herewith (collectively, the "Constituent Documents") (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing in accordance with its terms; (b) are not intended to confer upon any other person or entity any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth in the Constituent Documents, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated by the Constituent Documents, other than those referred to in clause (i) above. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      10.8 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties, except for an assignment of all or a portion of any Buyer's rights hereunder to any one or more wholly-owned subsidiaries or wholly-owned affiliates of the Buyers. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

      10.9 Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Seller and the Buyers shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

      10.10 Interpretation. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.11 Headings and Schedules. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, such schedules are incorporated in the definition of "Agreement."

      10.12 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      *****

      EXECUTED as of the date first set forth above.

                                   APPLICATIONSTATION.COM, INC.

                                   By: /s/ E. James Pennington
                                       --------------------------
                                   Name:  E. James Pennington
                                   Title: CEO & Chairman
                                          -----------------------


                                   CHELL GROUP CORPORATION

                                   By: /s/ Don Pagnutti
                                       --------------------------
                                   Name: Don Pagnutti
                                   Title: Chief Financial Advisor
                                          -----------------------


                                   CHELL.COM LTD.

                                   By: /s/ Cameron Chell
                                       --------------------------
                                   Name: Cameron Chell
                                   Title: President
                                          -----------------------


                                   ESUPPLIES (ALBERTA) LTD.

                                   By: /s/ Riaz Mandani
                                       --------------------------
                                   Name: Riaz Mandani
                                   Title:
                                          -----------------------

                                   B.O.T.B. INC.

                                   By: /s/ Cameron Chell
                                       --------------------------

                                   Name: Cameron Chell
                                   Title:
                                          -----------------------


                                  CAMERON CHELL

                                  /s/ Cameron Chell

                                  -------------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1      PURCHASE AND SALE.............................................1

      1.1   Transfer of Seller Shares........................................1

      1.2   Consideration....................................................1

      1.3   Payment of Purchase Price........................................1

ARTICLE 2      CLOSING.......................................................2

      2.1   Closing..........................................................2

      2.2   Deliveries at the Closing........................................3

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE SELLER..................3

      3.1   Organization and Existence.......................................3

      3.2   Capitalization of the Seller.....................................4

      3.3   Subsidiaries.....................................................4

      3.4   Authority and Approval...........................................5

      3.5   No Conflict......................................................5

      3.6   Laws and Regulations; Litigation.................................6

      3.7   No Default.......................................................6

      3.8   Licenses.........................................................6

      3.9   Patents, Trademarks, Etc.........................................7

      3.10  Financial Statements.............................................7

      3.11  No Adverse Changes...............................................7

      3.12  Liabilities......................................................8

      3.13  Taxes............................................................8

      3.14  Benefit Plans....................................................8

      3.15  Accurate and Complete Records...................................11

      3.16  Brokerage Arrangements..........................................12

      3.17  Bankruptcy......................................................12

      3.18  Environmental Matters...........................................12

      3.19  Contracts and Commitments.......................................14

      3.20  Property........................................................15

      3.21  Insurance.......................................................16

      3.22  Condition of Assets.............................................16

      3.23  Labor Relations.................................................17

      3.24  Consents and Approvals..........................................17

      3.25  Employee Actions................................................17

      3.26  Potential Conflicts of Interest.................................17

      3.27  Securities Laws.................................................18

      3.28  Disclosure......................................................18

      3.29  Seller Shares...................................................18

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF THE BUYER..................18

      4.1   Organization and Existence......................................19

      4.2   Authority and Approval..........................................19

      4.3   SEC Filings.....................................................19

      4.4   Brokerage Arrangements..........................................20

      4.5   Buyer Shares....................................................20

      4.6   Securities Laws.................................................20

      4.7   Disclosure......................................................20

      4.8   No Conflict.....................................................20

      4.9   Laws and Regulations; Litigation................................21

ARTICLE 5      ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS.....21

      5.1   Certain Changes.................................................21

      5.2   Operations......................................................22

      5.3   Access and Confidentiality......................................23

      5.4   Reporting Requirements..........................................24

      5.5   Reasonable Best Efforts.........................................24

      5.6   Schedules of the Seller.........................................24

      5.7   Schedules of the Buyers.........................................24

      5.8   Further Assurances..............................................24

      5.9   Registration of Buyer Shares....................................24

      5.10  Cancellation of eSupplies Promissory Note and
            Release of Security.............................................28

      5.11  Certificates Representing Buyer Shares..........................28

      5.12  Purchase Price Default..........................................28

ARTICLE 6      CONDITIONS TO CLOSING........................................28

      6.1   Conditions to the Obligation of the Buyers......................28

      6.2   Conditions to the Obligation of the Seller......................30


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ARTICLE 7      INVESTIGATION; LIMITATIONS...................................33

      7.1   Independent Investigation.......................................33

      7.2   Survival of Representations, Warranties and Indemnification.....34

ARTICLE 8      TERMINATION..................................................34

      8.1   Events of Termination...........................................34

      8.2   Effect of Termination...........................................34

ARTICLE 9      INDEMNIFICATION..............................................35

      9.1   Indemnification of the Sellers..................................35

      9.2   Indemnification of the Buyers...................................35

      9.3   Demands.........................................................35

      9.4   Right to Contest and Defend.....................................36

      9.5   Cooperation.....................................................36

      9.6   Right to Participate............................................36

      9.7   Payment of Damages..............................................36

      9.8   Limitations on Indemnification..................................37

      9.9   Sole Remedy.....................................................37

      9.10  Express Negligence Rule.........................................37

ARTICLE 10     MISCELLANEOUS................................................37

      10.1  Expenses........................................................37

      10.2  Notices.........................................................37

      10.3  No Negotiations.................................................39

      10.4  Governing Law...................................................39

      10.5  Public Statements...............................................39

      10.6  Form of Payment.................................................39

      10.7  Entire Agreement; Amendments and Waivers........................39

      10.8  Binding Effect and Assignment...................................40

      10.9  Severability....................................................40

      10.10 Interpretation..................................................40

      10.11 Headings and Schedules..........................................40

      10.12 Multiple Counterparts...........................................40


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                                    SCHEDULES

Schedule 3.2(a)   -   Capitalization
Schedule 3.2(c)   -   Outstanding Rights
Schedule 3.3      -   Subsidiaries
Schedule 3.5      -   Seller Conflicts
Schedule 3.6(a)   -   Violations
Schedule 3.6(b)   -   Claims Against Seller
Schedule 3.7      -   No Default
Schedule 3.8      -   Licenses
Schedule 3.9      -   Patents, Trademarks, etc.
Schedule 3.10     -   Financial Statements
Schedule 3.11     -   No Adverse Changes
Schedule 3.12     -   Liabilities
Schedule 3.13     -   Taxes
Schedule 3.14     -   Benefit Plans
Schedule 3.18     -   Environmental Matters
Schedule 3.19     -   Contracts and Commitments
Schedule 3.20     -   Title Defects
Schedule 3.21     -   Insurance Policies
Schedule 3.22     -   Condition of Assets
Schedule 3.23     -   Labor Relations
Schedule 3.25     -   Employee Actions
Schedule 3.26     -   Potential Conflicts of Interest
Schedule 4.3      -   SEC Filing Deficiencies         .
Schedule 4.8      -   Buyers' Conflicts
Schedule 4.9      -   Claims Against Buyers
Schedule 5.1      -   Certain Changes
Schedule 5.3      -   Confidentiality Agreement

                                    EXHIBITS

Exhibit A         Form of Chell.com Ltd. Promissory Note
Exhibit B         Form of Chell Group Corporation Promissory Note
Exhibit C         Form of Voting Agreement


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                                  DEFINED TERMS

Agreement....................................................................1
Balance Sheet................................................................8
Balance Sheet Date...........................................................7
BOTB.........................................................................1
Buyer........................................................................1
Buyer Material Adverse Effect...............................................19
Buyer Parties...............................................................35
Buyer Shares.................................................................2
Buyers.......................................................................1
CGC..........................................................................1
Chell........................................................................1
Chell.com....................................................................1
Closing......................................................................3
Closing Date.................................................................1
Code.........................................................................9
Constituent Documents.......................................................39
Damages.....................................................................35
Deductible..................................................................37
Employee Benefit Plans......................................................10
Employees...................................................................17
Environmental Claim.........................................................12
Environmental Laws..........................................................12
Environmental Permits.......................................................13
ERISA........................................................................9
ERISA Affiliate..............................................................9
eSupplies....................................................................1
Exchange Act................................................................19
Financial Statements.........................................................7
GAAP.........................................................................8
Governmental Authority.......................................................6
Hazardous Materials.........................................................13
Indemnity Claim.............................................................36
Intellectual Property........................................................7
IRS.........................................................................10
Liens.......................................................................15
Notes........................................................................2
Notice......................................................................38
Permitted Encumbrances......................................................16
Property....................................................................15
Purchase Price...............................................................1
Releases....................................................................13
Returns......................................................................8
SEC.........................................................................20
Securities Act..............................................................18


                                        v
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Seller.......................................................................1
Seller Material Adverse Effect...............................................5
Seller Parties..............................................................35
Seller Shares................................................................1
Subsidiaries.................................................................5
Taxes........................................................................8
Voting Agreement.............................................................3


                                       vi
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                                                                       Exhibit A

                     Form of Chell.com Ltd. Promissory Note

                                                                       Exhibit B

                 Form of Chell Group Corporation Promissory Note

                                                                       Exhibit C

                            Form of Voting Agreement